As filed with the Securities and Exchange Commission on February 5, 2019

Registration No. 333-201792

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PATRIOT TRANSPORTATION HOLDING, INC.

(Exact name of registrant as specified in its charter

Florida	47-2482414
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 W. Forsyth St. 7TH Floor Jacksonville, FL (Address of Principal Executive Offices)	32202 (Zip Code)

Patriot Transportation Holding, Inc.

2014 Equity Incentive Plan

(Full title of the plan)

Robert E. Sandlin

President & Chief Executive Officer

200 W. Forsyth St.

7th Floor

Jacksonville, FL 32202

(Name and address of agent for service)

(904) 396-5733

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

	Amount to	Proposed	Proposed maximum	Amount of
Title of securities to be	be registered (1)	maximum	aggregate offering	registration
Registered	per share (2)	offering price	price	fee

Common Stock, $0.10 par value Patriot Transportation Holding, Inc. Equity Incentive Plan	250,000	$18.75	$4,687,500	$568.13

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by the Company on January 30, 2015 (File No.

333-201792) ("Post- Effective Amendment") also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2) Calculated solely for purposes of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low price per share of Registrant's Common Stock as reported by Nasdaq on January 29, 2019.

STATEMENT REGARDING REGISTRATION OF ADDITIONAL

SECURITIES PURSUANT TO GENERAL INSTRUCTION E

Patriot Transportation Holding, Inc., (referred to as "Patriot," the "Company," "we," "us," or "our") hereby amends its registration statement on Form S-8 filed with the Commission on January 30, 2015 (File No. 333-201792) (the "Registration Statement") by filing this Post-Effective Amendment for the purpose of registering an additional 250,000 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), which may be issued in the future under the Patriot Transportation Holdings, Inc. 2014 Equity Incentive Plan (the "Plan").

Pursuant to Section 4.1 of the Plan, as amended by the First Amendment to the Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan, effective January 30, 2019, the total number of shares of Common Stock issuable for the grant of awards under the Plan is 550,000.

The Company previously registered an aggregate of 300,000 shares of Common Stock under the Registration Statement. The additional shares of Common Stock being registered by this Post-Effective Amendment are of the same class as those securities registered on the Registration Statement, and represent an increase in the total shares of Common Stock that have been registered for sale under the Securities Act from 300,000 to 550,000. The contents of the Registration Statement, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, are incorporated herein by reference in accordance with General Instruction E to Form S-8.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed by the Company with the Commission are hereby incorporated by reference into this Post-Effective Amendment:

a.

The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the Commission on December 12, 2018, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

b.	The Company's Current Reports on Form 8-K, filed with the Commission on November 26, 2018, December 3, 2018 and January 3, 2019, pursuant to the Exchange Act; and

c.

The description of the Company's Common Stock contained in its Information Statement, filed as Exhibit 99.1 to its Registration Statement on Form 10, filed with the Commission on August 22, 2014, as amended by Amendment No. 1 on October 2, 2014, Amendment No. 2 on October 30, 2014, Amendment No. 3 on December 5, 2014 and Amendment No. 4 on December 31, 2014, pursuant to the Exchange Act.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Post-Effective Amendment and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Post-Effective Amendment and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits

Exhibit
No.	Exhibit
4.1

Amended and Restated Articles of Incorporation of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 3.1 of Amendment No. 3 to the Company's Registration Statement on Form 10, filed on October 30, 2014, File No. 001-36605)

4.2	Bylaws of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8, filed on January 30, 2015, File No. 333-201792)

4.3

Form of Specimen Certificate for Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8, filed on January 30, 2015, File No. 333-201792)

4.4

Patriot Transportation Holding, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of Amendment No. 1 to Patriot's Registration Statement on Form 10, filed on October 2, 2014, File No. 001-36605)

4.5*	First Amendment to Patriot Transportation Holding, Inc. Equity Incentive Plan

5.1*	Opinion and consent of Nelson Mullins Riley & Scarborough LLP

23.1*	Consent of Hancock Askew & Co., LLC, Independent Registered Public Accounting Firm

23.2*	Consent of Nelson Mullins Riley & Scarborough LLP is contained in Exhibit 5.1.

24.1	Power of Attorney (included in the signature page of this Post-Effective Amendment)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on this 30th day of January, 2019.

PATRIOT TRANSPORTATION HOLDING, INC.

By: /s/ Robert E. Sandlin	Robert E. Sandlin
President & Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby appoints the Chief Executive Officer and Chief Financial Officer, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Post-Effective Amendment (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities indicated on this 30th day of January, 2019.

Signature	Title

/s/ Robert E. Sandlin	President, Chief Executive Officer and Director
Robert E. Sandlin	(Principal Executive Officer)

/s/ Matthew C. McNulty	Vice President and Chief Financial Officer
Matthew C. McNulty	(Principal Financial Officer)

/s/ John D. Klopfenstein	Controller and Chief Accounting Officer
John D. Klopfenstein	(Principal Accounting Officer)

/s/ Thompson S. Baker II	Director
Thompson S. Baker II

/s/ Edward L. Baker	Director
Edward L. Baker

/s/ Luke E. Fichthorn III	Director
Luke E. Fichthorn III

/s/ Charles D. Hyman	Director
Charles D. Hyman

EXHIBIT INDEX

Exhibit
No.	Exhibit
4.1

Amended and Restated Articles of Incorporation of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 3.1 of Amendment No. 3 to the Company's Registration Statement on Form 10, filed on October 30, 2014, File No. 001-36605)

4.2	Bylaws of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8, filed on January 30, 2015, File No. 333-201792)

4.3

Form of Specimen Certificate for Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8, filed on January 30, 2015, File No. 333-201792)

4.4

Patriot Transportation Holding, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of Amendment No. 1 to Patriot's Registration Statement on Form 10, filed on October 2, 2014, File No. 001-36605)

4.5*	First Amendment to Patriot Transportation Holding, Inc. Equity Incentive Plan

5.1*	Opinion and consent of Nelson Mullins Riley & Scarborough LLP

23.1*	Consent of Hancock Askew & Co., LLC, Independent Registered Public Accounting Firm

23.2*	Consent of Nelson Mullins Riley & Scarborough LLP is contained in Exhibit 5.1.

24.1	Power of Attorney (included in the signature page of this Post-Effective Amendment)

* Filed herewith